Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record First Quarter Results
•	Assets under Management Rise to a Record $47.6 Billion
•	First Quarter Earnings Per Share Up 23.9% to $1.09 per share

Rye, New York, April 25, 2014 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2014 first quarter results including revenues of $104.5 million, net income of $28.0 million and earnings per diluted share of $1.09.  On a comparable basis, revenues were $86.2 million, net income was $22.5 million, and earnings per diluted share were $0.88 in the first quarter of 2013.

Assets under Management ("AUM") rose to a record $47.6 billion, up 1.2% from $47.0 billion at December 31, 2013 and up 18.6% from $40.1 billion at March 31, 2013.

Financial Highlights	Q1	Q1
($'s in 000's except AUM and per share data)	2014	2013	%D

AUM - end of period (in millions)	$47,555	$40,090	18.6%
AUM - average (in millions)	46,967	38,436	22.2

Revenues	104,477	86,181	21.2

Operating income before management fee (a)	41,227	34,707	18.8
Operating margin before management fee	39.5%	40.3%

Other income/(expense), net	6,093	5,148

Income before income taxes	42,592	35,875	18.7
Effective tax rate	34.3%	36.8%

Net income	27,954	22,545	24.0
Net income per share (b)	$1.09	$0.88	23.9%

Shares outstanding at March 31	25,985	25,712

(a) See GAAP to non-GAAP reconciliation on page 9.
(b) After a $0.11 per fully diluted share charge in the first quarter 2013 for our shareholder-designated charitable contribution program.

Assets Under Management

Total firm AUM increased to a record $47.6 billion at March 31, 2014, up $545 million from the fourth quarter of 2013 and $7.5 billion from March 31, 2013.  Our first quarter 2014 net inflows were $63 million.  AUMs were crimped by $143 million of net open- and closed-end fund distributions. Market appreciation added $625 million.

AUM in our open-end funds increased $0.5 billion during the quarter to $19.3 billion at March 31, 2014.  AUM in the open-end equity funds were $17.5 billion, 2.7% ahead of the previous quarter end and 26.9% higher than the year earlier period.  Average AUM were $17.1 billion, an increase of 29.5% from $13.2 billion in the comparable 2013 quarter.  Net inflows into our open-end funds totaled $331 million, reflecting an annualized organic growth rate of 7.0%, reduced by net distributions of $30 million.  Market appreciation added $229 million.  Net inflows to our open-end equity funds totaled $254 million.

Our closed-end funds had AUM of $7.0 billion on March 31, 2014, 6.3% higher than the $6.6 billion on March 31, 2013 and 0.3% above the $6.9 billion on December 31, 2013.  For 2014, market appreciation was $140 million, offset by $113 million of distributions from all closed-end funds, net of reinvestments.

Institutional and private wealth management AUM at March 31, 2014 was unchanged from December 31, 2013 at $20.3 billion but was 18.7% higher than the comparable 2013 period end.  Average AUM in the institutional and private wealth management accounts were $20.1 billion, 25.6% higher than the prior year quarter.

AUM in our investment partnerships' rose to $865 million on March 31, 2014 from $811 million on December 31, 2013.

Revenues

-
Revenues for the first quarter of 2014 were $104.5 million, up 21.2% from $86.2 million in the prior year.  Year over year revenue growth was supported by an 18.6% increase in total firm AUM, paced by a nearly 27% increase in our open-end equity funds.

-
Investment advisory and incentive fees were $87.8 million in the first quarter of 2014, an increase of $15.2 million or 20.9% from the comparable 2013 quarter.  Revenues were generally driven by growth in average AUM in our open- and closed-end funds and higher billable assets in our institutional and private wealth management accounts.

-	Incentive fees earned during the 2014 quarter totaled $0.4 million versus $2.3 million in the first quarter of 2013.

-
Revenues from the distribution of our open-end funds and other income were $14.9 million for the first quarter 2014, an increase of $3.5 million, or 31.0%, from the prior year quarter of $11.4 million.

-	Our institutional research services revenues were $1.8 million in the first quarter 2014 versus $2.2 million in the prior year period.

Operating Income – First Quarter

Operating income, which is net of management fee expense, increased 18.8% or $5.8 million to $36.5 million in the first quarter of 2014 versus $30.7 million in the prior year period.  The operating margin was 34.9% in the first quarter of 2014 versus 35.7% in the comparable prior year period.  Operating margin slipped largely due to higher stock compensation costs as compared to the prior year quarter.  The Company issued RSAs during the second half of 2013 resulting in a $1.7 million increase in stock compensation costs in the 2014 quarter versus the prior year quarter.  Management fee expense, which is incentive based and entirely variable, is based on pre-tax income and reflects the increase in operating income.

Operating income before management fee was $41.2 million in the first quarter 2014 versus $34.7 million in the first quarter 2013.  Operating margin before management fee declined to 39.5% versus 40.3% in the first quarter of 2013 for the reasons stated above.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other income (expense)

Other income/(expense), net, was $6.1 million in the 2014 quarter versus $5.1 million in the first quarter of 2013.  Gains from investments in mutual funds, alternative investment products and proprietary accounts were $6.9 million in the 2014 quarter versus gains of $12.3 million in the first quarter of 2013.  Dividend and interest income totaled $1.1 million, down from $1.3 million in the prior year period.  Interest expense was $2.0 million in the 2014 first quarter versus $3.5 million in the prior year quarter due to the payment of the $99 million 5.5% senior notes on May 15, 2013.  Note that the first quarter 2013 included a charge of $5.0 million for our 2013 Shareholder Designated Charitable Contribution program.

Income Taxes

The effective tax rate ("ETR") for the quarter ended March 31, 2014 was 34.3% compared to the 2013 quarter effective tax rate of 36.8%.  We expect the ETR for the remainder of the year to more closely track our prior year ETR.

Business and Investment Highlights

-
During the first quarter of 2014, GAMCO partnered with Japan-based DIAM Co., Ltd. ("DIAM") to launch its first sub-advised relationship in Japan.  DIAM launched the "The Beikoku Wariyasukabu Fund", an All Cap Value fund, "The Value Hunter", which is sub-advised by GAMCO.  The fund will be distributed by Resona Bank, Ltd, Saitama Resona Bank Ltd., and Kinki Osaka Bank, Ltd.

-	During the first quarter of 2014, G.research, Inc. hosted several conferences, including our 24th annual Pump, Valve & Motor Symposium and our 5th annual Specialty Chemicals Conference.

-
On April 15, 2014, the shareholders of The Gabelli Dividend & Income Trust ("GDV") approved the spin-off of a $100 million closed-end investment company, The Gabelli Global Small and Mid Cap Value Trust ("Global Trust") from GDV.  The Global Trust, our 11th closed-end fund, will seek long-term growth of capital by investing at least 80% of its total assets, under normal market conditions, in equity securities of companies with small or medium-sized market capitalizations and at least 40% of its total assets in the equity securities of companies located outside the United States and in at least three countries.

Balance Sheet – Over $625 million of Cash and Investments at Quarter End

We ended the quarter with cash and investments of $625.8 million, debt of $112.1 million ($113.8 million face value) and equity attributable to GAMCO shareholders of $474.1 million.  We have $400 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest as well as fund shareholder compensation including share repurchases, and dividends.

Shareholder Compensation

During the quarter ended March 31, 2014, we returned $11.2 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 121,192 shares at an average price of $79.59 per share through our stock buyback program, for a total investment of $9.6 million. We returned $1.6 million through cash dividends.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The positive swing of $0.03 per fully diluted share is derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	1st Quarter
	2013	2014
Operating income before management fee	$34,707	$41,227
Management fee expense	(3,471)	(4,119)
Tax expense	(11,489)	(12,734)
Noncontrolling interest expense	41	117
Operating income (after management fee and taxes)	19,788	24,491
Per fully diluted share	$0.77	$0.95

Other income, net	$5,148	$6,093
Management fee expense	(509)	(609)
Tax expense	(1,706)	(1,882)
Noncontrolling interest (expense)/benefit	(176)	(139)
Other income, net (after management fee and taxes)	$2,757	$3,463
Per fully diluted share	$0.11	$0.14

Net income per fully diluted share	$0.88	$1.09
Diluted weighted average shares outstanding	25,758	25,684

C.	Shareholder-designated charitable contribution program expense, net of management fee and tax benefit, per diluted share, is provided below:

	1st Quarter	1st Quarter
(in thousands, except per share data)	2013	2014
Shareholder-designated charitable contribution program	$5,000	$-
Management fee and tax benefit	2,156	-
Net expense	$2,844	$-

Shareholder-designated charitable contribution program charge per share	$0.11	$-
Diluted weighted average shares outstanding	25,758	25,684

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2014
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2013	(depreciation)	flows	reinvestments	2014
Equities:
Open-end Funds	$17,078	$229	$254	$(30)	$17,531
Closed-end Funds	6,945	140	(5)	(113)	6,967
Institutional & PWM - direct	16,486	196	(279)	-	16,403
Institutional & PWM - sub-advisory	3,797	52	(27)	-	3,822
Investment Partnerships	811	7	47	-	865
SICAV (a)	96	1	(6)	-	91
Total Equities	45,213	625	(16)	(143)	45,679
Fixed Income:
Money-Market Fund	1,735	-	77	-	1,812
Institutional & PWM	62	-	2	-	64
Total Fixed Income	1,797	-	79	-	1,876
Total Assets Under Management	$47,010	$625	$63	$(143)	$47,555

Table II: Assets Under Management
	March 31,	March 31,	%
	2013	2014	Inc.(Dec.)
Equities:
Open-end Funds	$13,813	$17,531	26.9%
Closed-end Funds	6,557	6,967	6.3
Institutional & PWM - direct	13,690	16,403	19.8
Institutional & PWM - sub-advisory	3,299	3,822	15.9
Investment Partnerships	796	865	8.7
SICAV (a)	113	91	(19.5)
Total Equities	38,268	45,679	19.4
Fixed Income:
Money-Market Fund	1,758	1,812	3.1
Institutional & PWM	64	64	-
Total Fixed Income	1,822	1,876	3.0
Total Assets Under Management	$40,090	$47,555	18.6%

Table III: Assets Under Management by Quarter

						%D
	3/13	6/13	9/13	12/13	3/14	3/13	12/13
Equities:
Open-end Funds	$13,813	$14,188	$15,581	$17,078	$17,531	26.9%	2.7%
Closed-end Funds	6,557	6,409	6,721	6,945	6,967	6.3	0.3
Institutional & PWM - direct	13,690	14,069	15,026	16,486	16,403	19.8	(0.5)
Institutional & PWM - sub-advisory	3,299	3,185	3,503	3,797	3,822	15.9	0.7
Investment Partnerships	796	778	805	811	865	8.7	6.7
SICAV (a)	113	93	94	96	91	(19.5)	(5.2)
Total Equities	38,268	38,722	41,730	45,213	45,679	19.4	1.0
Fixed Income:
Money-Market Fund	1,758	1,689	1,714	1,735	1,812	3.1	4.4
Institutional & PWM	64	67	63	62	64	-	3.2
Total Fixed Income	1,822	1,756	1,777	1,797	1,876	3.0	4.4
Total Assets Under Management	$40,090	$40,478	$43,507	$47,010	$47,555	18.6%	1.2%

(a) Includes $99 million, $90 million, $92 million, $94 million and $88 million of proprietary seed capital at March 31, 2013,
June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, respectively.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,
			% Inc.
	2013	2014	(Dec.)

Investment advisory and incentive fees	$72,607	$87,797	20.9%
Distribution fees and other income	11,353	14,873	31.0
Institutional research services	2,221	1,807	(18.6)
Total revenues	86,181	104,477	21.2

Compensation costs	35,652	43,897	23.1
Distribution costs	11,010	13,963	26.8
Other operating expenses	4,812	5,390	12.0
Total expenses	51,474	63,250	22.9

Operating income before management fee	34,707	41,227	18.8

Investment income	13,636	8,090
Extinguishment of debt	-	(5)
Interest expense	(3,488)	(1,992)
Shareholder-designated contribution	(5,000)	-
Other income, net	5,148	6,093

Income before management fee and income taxes	39,855	47,320	18.7
Management fee expense	3,980	4,728
Income before income taxes	35,875	42,592	18.7
Income tax expense	13,195	14,616
Net income	22,680	27,976	23.4
Net income attributable to noncontrolling interests	135	22
Net income attributable to GAMCO Investors, Inc.	$22,545	$27,954	24.0

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.88	$1.10	25.0

Diluted	$0.88	$1.09	23.9

Weighted average shares outstanding:
Basic	25,742	25,481	(1.0)

Diluted	25,758	25,684	(0.3)

Actual shares outstanding (a)	25,712	25,985	1.1%

Notes:
(a) Includes 0 and 566,850 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 9.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2013					2014
	1st	2nd	3rd	4th		1st
	Quarter	Quarter	Quarter	Quarter	Full Year	Quarter
Income Statement Data:

Revenues	$86,181	$92,290	$96,377	$122,714	$397,562	$104,477

Expenses	51,474	55,660	58,020	71,167	236,321	63,250

Operating income before
management fee	34,707	36,630	38,357	51,547	161,241	41,227

Investment income/(loss)	13,636	14,648	20,468	13,524	62,276	8,085
Interest expense	(3,488)	(2,796)	(2,164)	(2,063)	(10,511)	(1,992)
Shareholder-designated contribution	(5,000)	-	(313)	(5,313)	(10,626)	-
Other income/(expense), net	5,148	11,852	17,991	6,148	41,139	6,093

Income before management
fee and income taxes	39,855	48,482	56,348	57,695	202,380	47,320
Management fee expense	3,980	4,846	5,629	4,374	18,829	4,728
Income before income taxes	35,875	43,636	50,719	53,321	183,551	42,592
Income tax expense	13,195	15,724	17,515	19,752	66,186	14,616
Net income	22,680	27,912	33,204	33,569	117,365	27,976
Net income/(loss) attributable
to noncontrolling interests	135	19	106	252	512	22
Net income attributable to
GAMCO Investors, Inc.	$22,545	$27,893	$33,098	$33,317	$116,853	$27,954

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.88	$1.09	$1.29	$1.30	$2.87	$1.10

Diluted	$0.88	$1.09	$1.29	$1.29	$2.86	$1.09

Weighted average shares outstanding:
Basic	25,742	25,679	25,625	25,567	26,283	25,481

Diluted	25,758	25,689	25,700	25,733	26,436	25,684
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$34,707	$36,630	$38,357	$51,547	$161,241	$41,227
Deduct: management fee expense	3,980	4,846	5,629	4,374	18,829	4,728
Operating income	$30,727	$31,784	$32,728	$47,173	$142,412	$36,499

Operating margin before
management fee	40.3%	39.7%	39.8%	42.0%	40.6%	39.5%
Operating margin after
management fee	35.7%	34.4%	34.0%	38.4%	35.8%	34.9%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2013	2013	2014

ASSETS

Cash and cash equivalents	$273,353	$210,451	$243,142
Investments (a)	387,840	371,262	382,696
Receivable from brokers	44,583	49,461	54,084
Other receivables	38,340	60,390	41,650
Income tax receivable	917	445	445
Other assets	15,596	17,477	17,803

Total assets	$760,629	$709,486	$739,820

LIABILITIES AND EQUITY

Payable to brokers	$15,059	$10,765	$11,370
Income taxes payable and deferred tax liabilities	34,292	39,846	41,427
Compensation payable	34,676	34,663	41,447
Securities sold short, not yet purchased	6,377	6,178	10,788
Accrued expenses and other liabilities	40,794	39,190	37,303
Sub-total	131,198	130,642	142,335

5.5% Senior notes (repaid May 15, 2013)	99,000	-	-
5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,688	11,911	12,098
Total debt	216,688	111,911	112,098
Total liabilities	347,886	242,553	254,433

Redeemable noncontrolling interests	16,414	6,751	8,464

GAMCO Investors, Inc.'s stockholders' equity	392,999	457,331	474,112
Noncontrolling interests	3,330	2,851	2,811
Total equity	396,329	460,182	476,923

Total liabilities and equity	$760,629	$709,486	$739,820

(a) Includes investments in sponsored registered investment companies of $64.3 million, $44.0 million and $42.4 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.7 million, $13.8 million and $13.8 million, respectively.